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                                     EXHIBIT 4.2


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                                VSI ENTERPRISES, INC.
                            PERFORMANCE WARRANT AGREEMENT

     THIS PERFORMANCE WARRANT AGREEMENT ("Agreement") made and entered into this 15th day of March, 1999 by and between VSI Enterprises, Inc. (the "Company") and ___________________ ("Employee");

                              W I T N E S S E T H:

     The Board of Directors of the Company has adopted that certain 1995 Performance Warrant Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan, the Board of Directors has selected Employee to participate in the Plan and desires to grant to Employee certain Performance Warrants ("Performance Warrants") to purchase shares of the Company's authorized $.00025 par value common stock ("Stock"), subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         1. INCORPORATION OF PLAN PROVISIONS

     This Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Agreement. Unless specifically provided otherwise, all terms used in this Agreement shall have the same meaning as in the Plan.

                           2. GRANT OF PERFORMANCE WARRANT

     Subject to the further terms and conditions of this Agreement, Employee is hereby granted a Performance Warrant to purchase ________ shares of Stock, effective as of the date first above written.

                                  3. EXERCISE PRICE

     The Board of Directors has determined that the price for each share of Stock purchased under this Agreement shall be $.10.

                        4. EXPIRATION OF PERFORMANCE WARRANTS

     The right to acquire Stock pursuant to this Agreement shall expire (to the extent not previously fully exercised) upon the first to occur of the following:

       (a) March 15, 2004 (the fifth anniversary of the date of issuance of this Performance Warrant);

       (b) The date which is ninety (90) days following the date which Employee ceases employment with the Company or any Subsidiary, otherwise than as a result of Employee's death or total disability; or



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       (c)    The date which is the first anniversary of the date upon which
Employee ceases to be employed by the Company or any Subsidiary, by reason of Employee's death or total disability.

                        4.  EXERCISE OF PERFORMANCE WARRANT

     Unless Performance Warrants hereunder shall earlier lapse or expire pursuant to Article 4 hereof, the Stock subject to Performance Warrants earned by Employee in any Plan Year may be purchased in whole or in part in accordance with the terms of this Agreement, from time to time after March 15, 1999. The Performance Warrant exercise price may be paid by Employee either in cash, or, in the event that an organized trading market in the Stock exists on the date of exercise of the Performance Warrant, by surrender of other Stock held by Employee.

     For the purposes of this Article 5, an "organized trading market" shall be deemed to exist on the date of exercise of the Performance Warrant if: (a) the Stock is listed on a national securities exchange, or (b) the Stock has been quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the 15 trading days preceding the date of exercise of the Performance Warrant, or (c) bid and asked quotations for the Stock have been published by the National Quotation Bureau or other recognized inter-dealer quotation publication (other than NASDAQ) during 20 of the 30 trading days preceding the date of exercise of the Performance Warrant. In the event that an organized trading market for the Stock exists on the date of exercise of the Performance Warrant, Employee shall be given credit against the Performance Warrant exercise price hereunder for such Stock surrendered equal to (i) if the Stock is listed on a national securities exchange or is quoted on the NASDAQ National Market System, the last actual sales transaction price reported on the day preceding exercise of the Performance Warrant, or, if there were no actual sales transactions reported for such date, on the date next preceding such date on which actual sales transactions were reported, or (ii) if the Stock is quoted on NASDAQ (other than the NASDAQ National Market System) or by the National Quotation Bureau or other recognized inter-dealer quotation publication, the average of the high and low price quotations on the day preceding exercise of the Performance Warrant, or, if there were no price quotations for such date, on the date next preceding such date on which there were high and low price quotations for the Stock.

                                6. MANNER OF EXERCISE

     This Performance Warrant may be exercised by written notice to the Secretary of the Company specifying the number of shares to be purchased and signed by Employee or such other person who may be entitled to acquire Stock under this Agreement. If any such notice is signed by a person other than Employee, such person shall also provide such other information and documentation as the Secretary of the Company may reasonably require to assume that such person is entitled to acquire Stock under the terms of the Plan and this Agreement. After receipt of the notice and any other assurances requested by the Company under this Article 6, and upon receipt of the full Performance Warrant price, the Company shall issue to the person giving notice of exercise under this Agreement the number of shares of Stock specified in such notice.

                          7. RESTRICTIONS ON TRANSFERABILITY

     The Performance Warrant granted hereunder shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution, and such Performance Warrant shall be exercisable during Employee's lifetime only by Employee.

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                 8. THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT

     Nothing contained in the Plan or in this Agreement shall confer upon Employee any right to be continued in the employment of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate Employee's employment at any time for any reason.

                              9. RIGHTS AS A SHAREHOLDER

     Employee shall have no rights as a shareholder with respect to any Stock covered by a Performance Warrant until the date of issuance of the stock certificate to the Employee for such Stock. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                       10. RECAPITALIZATION AND REORGANIZATION

     In the event that dividends are payable in Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Stock deliverable upon the exercise thereafter of any Performance Warrant theretofore earned shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company under the Plan shall either (i) make appropriate provision for the protection of any outstanding Performance Warrants by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Stock of the Company, provided only that the excess of the aggregate Fair Market Value of the Stock subject to a Performance Warrant immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate Fair Market Value of the Stock subject to a Performance Warrant immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the warrant holder provide that the Performance Warrant must be exercised within sixty (60) days of the date of such notice or it will be terminated.

                11. FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

     Neither this Performance Warrant nor any portion thereof shall be exercisable at any time during which there is not on file with the Securities and Exchange Commission an effective Registration Statement covering the Performance Warrant shares on Form S-8, or similar form promulgated by the Securities and Exchange Commission.

     Nothing contained in this section shall be construed to obligate the Company to, or to grant any right to the holder of this Performance Warrant to, cause the Company to file any Registration Statement; or, if any such Registration Statement is filed, to prepare any additional prospectus, to file any amendments to the Registration Statement, or to continue said Registration Statement in effect.

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     If at any time during which this Performance Warrant is otherwise exercisable according to its terms there is no effective Registration Statement on file with the Securities and Exchange Commission covering the shares then acquirable hereunder, the Board of Directors may, in its sole discretion, permit this Performance Warrant to be exercised by the holder hereof, upon its satisfaction that the offer and sale of such Performance Warrant shares to the warrant holder is exempt in fact from the registration requirements of the Securities Act of 1933, as amended, and such state securities laws as shall be applicable, and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the holder hereof or such restriction upon the transferability of the Stock to be acquired hereunder as it shall determine to be necessary to effectuate and protect the claim to any such exemption.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a member of the Board of Directors or a duly authorized officer of the Company, and Employee has executed this Agreement as of the date first written above.

                                   VSI ENTERPRISES, INC.


                                   By:
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                                      President

Attest:

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Secretary


                                   "EMPLOYEE"


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